EXHIBIT 10.1


                          CONSULTING SERVICES AGREEMENT


     This CONSULTING SERVICES AGREEMENT ("Agreement"), is made effective September 12, 2002, between BSP Onelink, Inc., a Delaware corporation ("Onelink"), and Cornerstone Alliance, LLC ("Consultant"), a California limited liability company. This Agreement is entered into with the consent and agreement of F. William Guerin ("FWG"), Manager of Consultant.

     NOW, in consideration of the mutual covenants and conditions as set forth herein, and other valuable consideration, the receipt of which is hereby acknowledged, Onelink and Consultant agree as follows:

     1. Services:
     ------------

     1.1 Consultant shall perform for Onelink the services described in Exhibit A (the "Services"). The Services shall include executive and management activities for and on behalf of Onelink and Onelink's wholly owned subsidiary FS2 Limited ("FS2"). In performing the Services, Consultant shall be responsible to, and subject to, the authority and supervision of the Onelink Board of Directors (the "Board).

     1.2 Consultant warrants that in entering into this Agreement and performing its obligations neither Consultant nor FWG will be in breach of any terms or obligations under any other appointment or consulting agreement or any other agreement or arrangement of employment or for delivery of Consultant's or FWG's services.

     1.3 Consultant agrees to assign FWG to provide all services required under this Agreement. Consultant shall assign FWG to execute the Services on a full-time basis, and Consultant shall require FWG to devote all of his business time and attention to the duties of his position, provided that FWG shall be permitted reasonable accommodation to allow time to participate as an outside member of the boards of directors of other business entities.

     1.4 As an essential part of the Services, FWG shall be appointed and serve as an executive officer of Onelink and as a member of the Board.

     1.5 Consultant and FWG shall perform the Services with reasonable skill and care and to the best of his ability. Consultant warrants that Consultant and FWG have the requisite skill, experience and expertise to execute the duties and responsibilities required for the Services.

     2. Payment for Services:
     ------------------------

     2.1 Consultant shall be paid the sum of $14,000 per calendar month (the "Base Rate"), commencing as of September 1, 2002. All such payments due to the Consultant shall be paid upon completion of each month's activities and within seven (7) days after presentation of Consultant's invoice.

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     2.2 In addition to the monthly fee payments provided under Section 2.1,
Consultant shall be eligible to receive an incentive bonus measured by performance during each calendar year (including for the remainder of the 2002 calendar year) during the Term (the "Annual Incentive Bonus"), conditioned upon achievement of key goals and objectives during the calendar year. The bonus amount and the key goals and objectives for the 2002 calendar year are set forth on Exhibit B to this Agreement. For each succeeding calendar year thereafter during the Term, the Board shall adopt (after consultation with Consultant) the bonus amount and key goals and objectives prior to the beginning of that calendar year. The key goals and objectives and conditions and procedures for payment of the Annual Incentive Bonus are to be set forth in Exhibit B to this Agreement. Exhibit B to this Agreement shall be amended from time to time to reflect the adoption of key goals and objectives, and Exhibit B and any amendments to Exhibit B shall be incorporated by reference into this Agreement.

     2.3 Consultant (and Consultant's affiliate Red Sky Holdings, LLC) have previously entered into Restricted Stock Purchase Agreements dated July 24, 2002 (the "Restriction Agreements") pursuant to which Consultant and Red Sky Holdings, LLC purchased shares of FS2 capital stock from FS2. Those shares have since been converted into shares of Onelink common stock and remain subject to Transfer Restrictions and a Right of Repurchase as such terms are defined in the Restriction Agreements. The Restriction agreements are intended to provide material incentives for Consultant to remain in the service of Onelink.

     2.4 Consultant shall receive a warrant for 450,000 shares of Onelink common stock in consideration for services delivered on behalf of FS2 prior to the date of this Agreement. Such warrant shall be in the form attached to this Agreement as Exhibit C.

     2.5 In addition to the payments and consideration provided in Sections 2.1, 2.2, 2.3, and 2.4, Onelink shall reimburse to the Consultant all reasonable expenses for travel, subsistence, office or other out-of-pocket expenses properly incurred by the Consultant wholly in pursuance of his obligations under this Agreement; and provided that the incurring of expenses, and the substantiation of such expenses, shall be consistent with Onelink and FS2 reimbursement policies as in effect from time to time. It is expressly understood that neither Onelink nor FS2 will supply a vehicle for Consultant's' use and that the following expenses will not be subject to reimbursement: (i) any benefits in the nature of employee benefits, or (ii) any of Consultant's or FWG's health or life insurance or any income taxes payable with respect to the payments under Section 2. All reimbursements due to Consultant shall be paid within seven (7) days after presentation of the Consultant's invoice, together with reasonable substantiation of expenses, commitment with Onelink and FS2 policies as in effect from time to time.

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     2.6 It is the intention of the parties that FWG shall not be an employee of
Onelink or FS2 during the Term, and thus, neither Consultant nor FWG shall be entitled to any pension or other fringe benefits from Onelink or FS2.

     3. Independent Contractor:
     --------------------------
     Consultant is providing the Services to Onelink and FS2 as an independent contractor, and this Agreement does not create an employer/employee relationship, nor does this Agreement create a relationship of joint venturers, partners, associates or any other relationship between the Consultant and Onelink or Consultant and FS2 other than that of independent contractor.

     4. Term; Termination:
     ---------------------

     4.1 Onelink and Consultant agree that this Agreement shall be effective on September 12, 2002 (the "Commencement Date") and shall continue for a period ending December 31, 2004 (the "Initial Period").

     4.2 This Agreement shall terminate at the end of the Initial Period or at the end of any Additional Period (as defined below) only if Onelink or Consultant provides written notice of an intent to terminate to the other party at least sixty (60) days prior to the end of the Initial Period or Additional Period. Unless such notice of intent to terminate is given on a timely basis, at the end of the Initial Period, this Agreement shall be renewed automatically and without further action by Onelink or Consultant for a series of additional one year periods (each an "Additional Period"). The Initial Period and all Additional Periods up to the time of termination of this Agreement shall be referred to as the "Term."

     4.3 This Agreement may be terminated as set forth in Section 5 of this Agreement.

     5. Right to Terminate; Consequences of Termination:
     ---------------------------------------------------
     This Agreement shall be subject to termination by action of Onelink or Consultant at any time immediately upon written notice to the other party, whether such termination is a Termination for Cause or a Termination Without Cause. This Agreement also shall terminate immediately upon the death or Disability of FWG or upon the occurrence of a Voluntary Termination by action of Consultant or FWG.

     5.1 Certain Definitions.
     ------------------------

          5.1.1. "Cause" means and shall be deemed to exist if Consultant or FWG is found to have engaged in any of the following actions:

               (a) Consultant has committed a material breach under this Agreement which conduct or action continues or is repeated after Consultant is given a written warning of such breach;

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               (b) Consultant or FWG has been convicted of any felony criminal offense (excluding an offense under traffic laws in the United States, the United Kingdom or elsewhere).

          5.1.2. "Termination for Cause" means an action by the Board to terminate this Agreement upon a finding of Cause on the part of Consultant.

          5.1.3. "Termination Upon Expiration" means the termination of this Agreement and Consultant's Appointment at the expiration of the Initial Period or an Additional Period as set forth in Section 4.2.

          5.1.4. "Termination Without Cause" means an action by the Board to terminate this Agreement in the absence of Cause or FWG's death or Disability.

          5.1.5. "Voluntary Termination" means: (i) a voluntary, non-coerced resignation by Consultant other than by reason of FWG's death or Disability and (ii) any change in FWG's relationship with Consultant which results in FWG not being assigned to deliver the Services on a full-time basis.

          5.1.6. "Disability" means FWG's documented physical or mental incapacity to perform one or more of the Services.

          5.1.7. "Termination Date" means the effective date of written notice of a Termination for Cause, Termination Without Cause or termination by reason of Disability; the date of Consultant's death, or the date FS2 receives actual notice of a Voluntary Termination.

     5.2 Consequences of Termination.
     --------------------------------

          5.2.1. Termination for Cause.
          -----------------------------
          In the event of a Termination for Cause, Consultant shall be entitled to receive payment of the Base Rate under Section 2.1, prorated through the Termination Date. Consultant shall also be entitled to reimbursement pursuant to Section 2.5 for expenses incurred through the Termination Date. Consultant shall not be entitled to any payment of Annual Incentive Bonus for the year in which the Termination Date occurs or to any other payments pursuant to this Agreement. All payments due under this Section 5.2.1 shall be paid to Consultant within seven (7) days after the Termination Date.

          5.2.2. Termination Without Cause.
          ---------------------------------
          In the event of a Termination Without Cause, Onelink shall provide the following payments and consideration to Consultant:

               (a) Consultant shall be entitled to receive payment of the Base Rate under Section 3.1, prorated through the Termination Date. Consultant shall also be entitled to reimbursement pursuant to Section
          2.5 for expenses incurred through the Termination Date. All payments due under this Section 5.2.2(a) shall be paid to Consultant within seven (7) days after the Termination Date.

               (b) Consultant shall be entitled to receive a lump sum payment equal to the Base Rate under Section 3.1 for the remainder of the Initial Period or Additional Period during which the Termination Without Cause occurs. Any such payment shall be made within thirty
          (30) days after the Termination Date.

               (c) Consultant shall be entitled to receive the Annual Incentive Bonus payable under Section 2.2 for the calendar year in which the Termination Without Cause occurs. This payment shall be made at the time or times specified for payment of Annual Incentive Bonus under
          Section 2.2 and Exhibit B.

               (d) In the event of a Termination Without Cause, any Right of Repurchase under the Restriction Agreements shall immediately lapse and shall not be exercisable by Onelink or by FS2.

          5.2.3. Voluntary Termination.
          -----------------------------
               In the event of a Voluntary Termination, Consultant shall be entitled to receive payment of the Base Rate under Section 2.1, prorated through the Termination Date. Consultant shall also be entitled to reimbursement pursuant to Section 2.5 for expenses incurred through the Termination Date. Consultant shall not be entitled to any payment of Annual Incentive Bonus for the year in which the Termination Date occurs or to any other payments from FS2 pursuant to this Agreement. All payments due under this Section 5.2.3 shall be paid to Consultant within seven (7) days after the Termination Date.

          5.2.4. Termination Upon Death or Disability.
          --------------------------------------------
               In the event of Consultant's termination by reason of his death or Disability, Onelink shall provide the following payments and consideration to Consultant or to his estate or successor in interest:

                    (a) Consultant shall be entitled to receive payment of the
               Base Rate under Section 2.1, prorated through the Termination Date. Consultant shall also be entitled to reimbursement pursuant to Section 2.5 for expenses incurred through the Termination Date. All payments due under this Section 5.2.4(a) shall be paid to Consultant or to his successor in interest within seven (7) days after the Termination Date.

                    (b) Consultant shall be entitled to receive a lump sum
               payment equal to the Base Rate under Section 3.1 for the lesser of (i) three months, or (ii) the remainder of the Initial Period or Additional Period during which the Termination Date occurs. Any such payment shall be made within thirty (30) days after the Termination Date.

                    (c) In the event of a termination by reason of FWG's death or Disability, any Right of Repurchase under the Restriction Agreements shall immediately lapse and shall not be exercisable by Onelink or FS2.

          5.2.5. Termination Upon Expiration.
          -----------------------------------
          In the event of a Termination Upon Expiration Consultant shall be entitled to receive payment of the Base Rate under Section 2.1, prorated through the Termination Date. Consultant shall also be entitled to reimbursement pursuant to Section 2.5 for expenses incurred through the Termination Date. All payments due under this Section 5.2.5 shall be paid to Consultant within seven (7) days after the Termination Date.

     6. Confidential Information:
     ----------------------------

     6.1 Given the nature of the work undertaken by Onelink and FS2 from time to time and the involvement which the Consultant will be given in all aspects of the business of Onelink and FS2, the Consultant and FWG will have access to information, much of which may be confidential and the disclosure of which could be extremely damaging to the business of Onelink. In this Agreement, "Confidential Information" means:

          6.1.1. information relating to the businesses, finances, dealings, transactions and affairs of Onelink or FS2, and which is for the time being confidential to Onelink and/or FS2;

          6.1.2. trade secrets (including, without limitation, price and cost information, discount structures, sales statistics, business plans and programs, business opportunities, expansion plans, marketing surveys, research and development projects, formulae, inventions, patent applications and registrations, designs, discoveries, know-how, methods, processes, techniques, other technical data, business forms and operating procedures, policies and practices) relating to the business of Onelink and FS2 and which is for the time being confidential to Onelink and FS2;

          6.1.3. the names, addresses and contact details of customers or potential customers clients or potential clients or suppliers or potential suppliers of Onelink and FS2 (whether or not recorded in writing or on computer disk or tape);

          6.1.4. analyses made, or views taken, by Onelink or FS2 in respect of the businesses, finances, dealings, transactions and affairs of Onelink and/or FS2, any customer or potential customer client or potential client or any supplier or potential supplier of Onelink and/or FS2 or any other third party; and

          6.1.5. information in respect of which Onelink or FS2 is bound by an obligation of confidentiality to a third party.

     In order to protect the confidentiality of such information, and without prejudice to every other duty which the Consultant and FWG have to keep secret all information given or gained in confidence, the Consultant and FWG agree as provided in this Section 6.

     6.2 Consultant and FWG shall not, except as required by law, a court or tribunal of competent jurisdiction or any applicable regulatory or statutory authority or body, and except in the proper performance of duties under this Agreement, either during the Term or at any time after the Term, without the prior written consent of the Board, use for Consultant's or FWG's own benefit or for the benefit of any other person, company or other undertaking (other than Onelink or FS2), directly or indirectly divulge or disclose to any person (other than any person employed by Onelink or FS2 including, for the avoidance of doubt, any professional or other adviser appointed by Onelink or FS2 whose province it is to know the same) any Confidential Information which may come to Consultant's or FWG's knowledge during the Term.

     6.3 During the Term, Consultant and FWG shall use their reasonable endeavors to prevent the publication, divulgence or disclosure by third parties of any Confidential Information.

     6.4 The restrictions contained in this Section 6 shall cease to apply to any Confidential Information which may (otherwise than through the default of the Consultant or FWG) become available to, or within the knowledge of, the public generally.

     7. Intellectual Property:
     -------------------------

     7.1 Consultant and FWG shall forthwith communicate to Onelink and FS2 in confidence all Intellectual Property which the Consultant or FWG may make or originate which is relevant to Onelink and FS2, either solely or jointly with another or others, during the Term. For the purpose of this Section 7, "Intellectual Property" means (whether capable of being patented, registered or not):-

          7.1.1. every invention, discovery, design, trade mark, secret process or improvement;

          7.1.2. every work in which copyright may exist; and

          7.1.3. moral rights (as defined by sections 77 and 80 of the Copyright, Designs and Patents Act 1988).

     7.2 In the case of such Intellectual Property as is made or originated wholly or substantially in the course of the Services and which affect or relate to the affairs of Onelink and/or FS2, or are capable of being used or adopted for use in connection therewith, ("Relevant Intellectual Property") Sections 7.3 to 7.6 (inclusive) shall apply.

     7.3 All Relevant Intellectual Property (or, in the case of Relevant Intellectual Property made or originated by the Consultant or FWG jointly with another or others, to the full extent of the Consultant's and FWG's interest therein so far as the law allows) shall be and become the exclusive property of Onelink and FS2 and shall not be disclosed to any other person, company or other undertaking without the prior written consent of Onelink or FS2. Without prejudice to the foregoing, the Consultant and FWG, by their execution of this Agreement, assign to Onelink and FS2 in relation to any Relevant Intellectual Property all of their respective proprietary rights (if any) in respect of all Relevant Intellectual Property for the full term thereof throughout the world.

     7.4 The Consultant and FWG shall, if and when required by Onelink or FS2 (whether during or after the Term and at the expense of Onelink (or its nominees):

          7.4.1. give and supply all such information, data and drawings as may be required to enable Onelink and FS2 (or its nominees) to exploit all Relevant Intellectual Property to the best advantage; and

          7.4.2. do, and combine with others in doing, all acts and sign and execute all applications and other documents (including powers of attorney in favor of nominees of Onelink) necessary or incidental to obtaining, maintaining or extending patent or other forms of protection for such Intellectual Property in the United Kingdom and in any other part of the world or for transferring to or vesting in Onelink or its nominees the Consultant's and FWG's entire right, title and interest to and in Relevant Intellectual Property or to and in any application, patent or other form of protection or copyright (as the case may be), including the right to file applications in the name of Onelink or its nominees for patent or other forms of protection or for registration of copyright in any country claiming priority from the date of filing of any application or other date from which priority may run in any other country.

     7.5 The provisions of this Section 7 shall not entitle the Consultant or FWG to any compensation except that, in the case of any invention on which a British patent has been granted or assigned to Onelink or FS2 and Onelink or FS2 has derived outstanding benefit from such patent, the Consultant may be entitled, by virtue of section 40 of the Patents Act 1977, to claim additional compensation. The provisions of this Section 7 shall not restrict the Consultant's or FWG's rights under sections 39 to 43 (inclusive) of the Patents Act 1977. The Consultant and FWG, by execution of this Agreement, waive all moral rights conferred by Part I of Chapter IV of the Copyright, Designs and Patents Act 1988 in respect of all Relevant Intellectual Property.

     7.6 For the avoidance of doubt, the provisions of this Section 7 shall remain in full force and effect notwithstanding that after the Consultant or FWG has made or originated any Relevant Intellectual Property the Term may have ceased or been terminated for any reason whatsoever with the intention that the same shall bind the heirs and assignees of the Consultant and FWG.

     8. Post Completion Obligations:
     -------------------------------

     8.1 Since the Consultant and FWG will during the Term, have access to Confidential Information and dealings with the customers clients or suppliers and other contacts of Onelink and FS2, Consultant and FWG hereby agree, in order to safeguard Confidential Information and the goodwill of Onelink and FS2, that, in the event of the termination of the Appointment, neither Consultant nor FWG shall, for a period of 12 months, from the Termination Date except with the prior written consent of Onelink which shall not be unreasonably withheld:

          8.1.1. entice or solicit, or endeavor to entice or solicit, away from Onelink or FS2 the custom or business of any person, company or other undertaking who or which is or has been a customer or client of Onelink or FS2 and with whom or which Consultant or FWG has dealt at any time during the 12 months immediately prior to the date of such termination in the performance of his duties under this Agreement;

          8.1.2. directly or indirectly entice or solicit, or endeavor to entice or solicit, away from the employment of Onelink or FS2 any person who was a director or employee of Onelink or FS2 immediately prior to the date of such termination and who is and who was engaged in an area of business the same or substantially similar to that in which Consultant or FWG was engaged at any time during the 12 months immediately prior to the date of such termination and with whom the Consultant or FWG dealt or had contact in the performance of Services; or

          8.1.3. interfere, or seek to interfere, with (a) the supply of any goods or services by any supplier who, during the 12 months immediately prior to the Termination Date, shall have supplied goods or services to Onelink or FS2, or (b) the terms on which such supply was made during such period of 12 months.

     The restrictions set out in this Section 8.1 shall apply to any action taken by the Consultant or FWG in any capacity (whether as principal, agent, representative, partner, director, employee, joint venturer, consultant or otherwise).

     8.2 Neither Consultant nor FWG shall, at any time after the Term, represent Consultant or FWG still to be connected with Onelink or FS2, except with the prior consent, or at the request, of the Board or to the extent that Consultant or FWG shall be so connected as a result of being a shareholder of Onelink.

     8.3 Consultant and FWG acknowledge and agree that each of sub-sections of
Section 8.1 constitutes an entirely separate and independent restriction and that the duration, extent and application of each of such restrictions are no greater than is necessary for the protection of the legitimate interests of Onelink for which Consultant and FWG are required to perform duties.

     8.4 While the restrictions set forth in Section 8.1 are considered by the parties hereto to be reasonable in all the circumstances, it is acknowledged that restrictions of such a nature may fail or become invalid for technical reasons unforeseen or because of changing circumstances and, accordingly, the parties hereto agree that if any of such restrictions shall be adjudged to be void or ineffective as going beyond what is reasonable in all the circumstances for the protection of the interests of Onelink or for any other reason but would be valid and effective if part of the wording thereof was deleted and/or any period or area referred to therein reduced in time or scope, such restrictions shall apply with such deletions or modifications as may be necessary to make them valid and effective.

     9. General Provisions:
     ----------------------

               (a) Notices: Any notice or communication required under this Agreement to be made to either party shall be typewritten in English and shall be considered delivered when personally delivered, delivered by registered mail with confirmed receipt (postage prepaid), delivered by overnight courier to the address of the party as set forth above, or upon receipt of facsimile.

               (b) Titles and Captions: All article and section titles or captions in this Agreement are for convenience only. They shall not be deemed a part of this Agreement, and in no way define, limit, extend, or describe the scope or intent of any of its provisions.

               (c) Recitals: The recital clauses set forth in this Agreement are hereby incorporated into and are made a part of this Agreement

               (d) Binding Effect: This Agreement shall be binding upon and inure to the benefit of the Parties and their successors, legal representatives, and permitted assigns.

               (e) Assignment: This Agreement shall be binding upon, and inure to the benefit of, Onelink, FS2 and Consultant and to their respective successors, and assigns; provided, however, that Consultant's duties are personal and may not be delegated by Consultant to anyone other than FWG without Onelink's express prior written consent. It is expressly agreed by Onelink and Consultant that in the event and to the extent Consultant's Services are delivered for the benefit of FS2 or another affiliate of Onelink, Onelink may assign to such affiliate responsibility for direct payment of an allocable portion of the payments due under Section 2 of this Agreement.

               (f) Amendments: No supplement, modification, or amendment of any term, provision, or condition of this Agreement shall be binding or enforceable unless executed in writing by the party against whom enforcement is sought as to such supplementary or modified or amended term or condition.

               (g) Entire Agreement and Waiver: This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior and contemporaneous agreements, arrangements, negotiations, and understandings between the parties hereto relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants, or conditions, express or implied, whether by statute or otherwise, other than as set forth herein have been made by any party hereto. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver, and no waiver shall be binding unless executed by the party making such waiver.

               (h) Third Parties: Nothing in this Agreement (whether express or implied) is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the liability of any other party hereto, nor shall any provision hereof give any entity any right to subrogation against or action over against any party.

               (i) Counterparts: This Agreement may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

               (j) Invalidity of Provisions: If any provisions of this Agreement is or becomes wholly or partly invalid, illegal, or unenforceable: (i) the validity, legality, and enforceability of the remaining provisions shall continue in force unaffected, and (ii) the parties shall meet as soon as possible and negotiate in good faith upon a replacement provision that is legally valid and that as nearly as possible achieves the objectives of the Agreement and produces an equivalent economic effect, which replacement provision shall apply as of the date that the replaced provision had become invalid, illegal, or unenforceable.

               (k) Force Majeure: Any prevention, delay, or stoppage due to causes beyond the parties' control, including, but not limited to, acts of God, public enemies, war, civil disorder, fire, flood, explosion, labor disputes or strikes, or any acts or orders of any governmental authority, inability to obtain supplies or materials (including, without limitation, computer hardware), shall excuse the performance of that party of its obligations hereunder for a period equal to any such prevention, delay, or stoppage.

               (l) Governing Law/Arbitration: This Agreement shall be construed and governed in accordance with California law. In any arbitration or legal action brought to enforce the provisions hereof, the prevailing party in such action shall be entitled to have its reasonable attorney's fees, arbitration costs, and litigation expenses paid by the non-prevailing party.

               (m) Survivability: The provisions of Sections 6, 7 and 8 shall survive termination of this Agreement, and the payment obligations set forth in the provisions of Sections 3 and 5 shall survive until paid in full.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the day and year written above.



BSP Onelink, Inc.

By:
     ------------------------

Name:
     ------------------------

Title:
     ------------------------


Cornerstone Alliance, LLC

-----------------------------
F. William Guerin, Manager



FWG

-----------------------------
F. William Guerin

                                    EXHIBIT A

                               CONSULTING SERVICES



     Consultant is being retained to provide the services of F. William Guerin to provide Onelink and its subsidiary FS2 with certain financial, management and business development services that include, but are not necessarily limited to, assistance with the following:

(1) Serving as a member of the Board of Directors and as an executive officer of Onelink in such position and with such title as determined by the Board of Directors;

(2) Development and implementation of a Funding Strategy and Capital Plan, including development and implementation of a strategy, and supervision and management of a program, including hiring and supervision of outside finders, to fund Onelink capital needs;

(3) Supervision and management of corporate and SEC compliance activities for Onelink;

(4)  Business Planning, Forecasting and Strategy;

(5)  Organization Planning, Development, Review and Executive Recruiting;

(6)  Ad-hoc Management Advice and Assistance;

(7)  The Development of Strategic Partnerships and Alliances;

(8) Attendance telephonically and in person at Management and Board of Directors Meetings, (9) Supervision of strategies for continued access to US capital markets; and (10) All such other duties, functions and authority as shall be reasonably assigned by the Board from time to time.

BSP Onelink, Inc.                                Cornerstone Alliance, LLC

By:
     ------------------------                    -------------------------------
                                                 F. William Guerin, Manager
Name:
     ------------------------

Title:
     ------------------------

                                   EXHIBIT "B"

                      INCENTIVE BONUS PERFORMANCE STANDARDS

     2002
     ----

     For the period from September 13, 2002 through December 31, 2002, Consultant shall be entitled to receive an Annual Incentive Bonus determined as follows:

     The 2002 Annual Incentive Bonus will be entirely based upon the amount of funds invested in Onelink either in the form of equity purchased from Onelink or debt issued by Onelink convertible into equity ("Invested Capital") for the period beginning September 12, 2002 and ending on December 31, 2002. The amount of the Annual Incentive Bonus shall be determined, in part, by the cumulative amount of Invested Capital beginning September 12, 2002 and measured through October 31, 2002, November 30, 2002 and December 31, 2002 ("Cumulative Invested Capital").

               (a) With respect to Invested Capital received by Onelink from September 12, 2002 through September 30, 2002, seven percent (7%) of the amount of Invested Capital will be paid to Consultant as Annual Incentive Bonus.

               (b) With respect to Invested Capital received by Onelink from October 1, 2002 through October 31, 2002, (i) if the Cumulative Invested Capital received by Onelink through October 31, 2002 is less than $1,500,000, then five percent (5%) of the Invested Capital received during the period from October 1, 2002 through October 31, 2002 shall be paid to Consultant as Annual Incentive Bonus, or (ii) if the Cumulative Invested Capital received by Onelink through October 31, 2002 is at least $1,500,000, then seven percent (7%) of the Invested Capital received during the period from October 1, 2002 through October 31, 2002 shall be paid to Consultant as Annual Incentive Bonus.

               (c) With respect to Invested Capital received by Onelink from November 1, 2002 through November 30, 2002, (i) if the Cumulative Invested Capital received by Onelink through November 30, 2002 is less than $3,500,000, then five percent (5%) of the Invested Capital received during the period from November 1, 2002 through November 30, 2002 shall be paid to Consultant as Annual Incentive Bonus, or (ii) if the Cumulative Invested Capital received by Onelink through November 30, 2002 is at least $3,500,000, then seven percent (7%) of the Invested Capital received during the period from November 1, 2002 through November 30, 2002 shall be paid to Consultant as Annual Incentive Bonus.

               (d) With respect to Invested Capital received by Onelink from December 1, 2002 through December 31, 2002, (i) if the Cumulative Invested Capital received by Onelink through December 31, 2002 is less than $4,500,000, then five percent (5%) of the Invested Capital received during the period from December 1, 2002 through December 31, 2002 shall be paid to Consultant as Annual Incentive Bonus, or (ii) if the Cumulative Invested Capital received by Onelink through December 31, 2002 is at least $4,500,000, then seven percent (7%) of the Invested Capital received during the period from December 1, 2002 through December 31, 2002 shall be paid to Consultant as Annual Incentive Bonus.

               (e) If Consultant has failed to receive the maximum seven percent (7%) Annual Incentive Bonus with respect to Invested Capital received during either or both of October or November (a "Short Month") and Cumulative Invested Capital received through December 31, 2002 is at least $4,500,000, then Consultant shall be paid an additional one percent (1%) of the Cumulative Invested Capital received through December 31, 2002 as Annual Incentive Bonus; provided that in no event shall Consultant's Annual Incentive Bonus for the entire period from September 12, 2002 through December 31, 2002 exceed seven percent (7%) of Cumulative Invested Capital.

     2003 & 2004
     -----------

     Standards to be determined by the Board, after consultation with Consultant, pursuant to Section 2.2 of the Agreement. For each of calendar years 2003 and 2004, the Annual Incentive Bonus amount shall be set by the Board at not less than 150% of Consultant's Base Rate, and the key goals and objectives shall be based upon three standards:

          1)   Investment funds raised by Onelink.

          2)   Dilution targets

          3)   Remaining within established expense budgets.

     General

     Annual Incentive Bonus shall be payable quarterly, upon achievement of key goals and objectives during the calendar quarter, subject to a reasonable reserve to take account of performance during the remainder of the calendar year, or, to the extent Annual Incentive Bonus is based upon Invested Capital Received, then such Annual Incentive Bonus shall be payable monthly as Invested Capital is received, within seven (7) days after Consultant's invoice. Final payment of Annual Incentive Bonus earned with respect to a calendar year shall be made within sixty (60) days after the end of that calendar year.